Exhibit 10.35

CYPRESS BANK

OFFICERS’ AND EMPLOYEES’ STOCK OPTION PLAN

ARTICLE I

Definitions

As used herein, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

(a) “Bank” shall mean “Cypress Bank,” a Florida corporation.

(b) “Board” or “Board of Directors” shall mean the board of directors of the Bank.

(c) “Change of Control” shall be deemed to have occurred if an entity or person (including a “Group”) as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner (as defined in Rule 13d-3 promulgated thereunder) of Bank Stock having 50% or more of the total number of votes that may be cast for the election of directors of the Bank (excluding any transaction which results in the formation for the Bank of a bank holding company owned by substantially all of the former shareholders of the Bank).

(d) “Code” shall mean the Internal Revenue Code of 1986, as amended, unless otherwise specifically provided herein.

(e) “Employee” shall mean any individual who is employed with the Bank as an officer or employee.

(f) “Incentive Stock Option” shall have the meaning given to it by Section 422 of the Code.

(g) “Nonemployee Director” shall mean a member of the Board who is not an Employee.

(h) “Nonstatutory Stock Option” shall mean any Option granted by the Bank pursuant to this Plan which is not an Incentive Stock Option.

(i) “Option” shall mean an option to purchase Stock granted by the Bank pursuant to the provisions of this Plan.

(j) “Option Price” shall mean the purchase price of each share of Stock subject to Option, as defined in Section 5.2 hereof.

(k) “Optionee” shall mean an Employee who has received an Option granted by the Bank hereunder.

(l) “Plan” shall mean this Cypress Bank Officers’ and Employees’ Stock Option Plan.

(m) “Service” shall mean the tenure of an individual as an Employee of the Bank.

(n) “Stock” shall mean the common stock of the Bank, par value $5.00 per share, or, in the event that the outstanding shares of Stock are hereafter changed into or exchanged for shares of a different class of stock or securities of the Bank or some other corporation, such other stock or securities.

(o) “Stock Option Agreement” shall mean the agreement between the Bank and the Optionee under which the Optionee may purchase Stock pursuant to the Plan.

(p) “Stock Option Committee” shall mean such Board committee as may be designated by the Board to administer the Plan; provided, however, that such committee shall be comprised solely of not less than two Nonemployee Directors, each of whom qualifies as a “Non-Employee Director” (as such term is used in Rule 16b-3 under the Securities Exchange Act of 1934, as amended).

ARTICLE II

The Plan

2.1 Name. This plan shall be known as the “Cypress Bank Officers’ and Employees’ Stock Option Plan.”

2.2 Purpose. The purpose of the Plan is to advance the interests of the Bank and its shareholders by affording to the Employees of the Bank an opportunity to acquire or increase their proprietary interest in the Bank by the grant of Options to such Employees under the terms set forth herein. By thus encouraging such Employees to become owners of Stock of the Bank, the Bank seeks to motivate, retain, and attract those highly competent individuals upon whose judgment, initiative, leadership, and continued efforts the success of the Bank in large measure depends.

2.3 Effective Date. The Plan shall become effective on the later of the approval of this Plan by (i) the Florida Department of Banking and Finance, or (ii) by the holders of a majority of the outstanding shares of Stock.

2.4 Participants. Only Employees of the Bank shall be eligible to receive Options under the Plan.

ARTICLE III

Plan Administration

3.1 Stock Option Committee. This Plan shall be administered by the Stock Option Committee.

3.2 Power of the Stock Option Committee. The Stock Option Committee shall have full authority and discretion: (a) except with respect to Options covering the Employees and the shares of Stock specified on Exhibit A attached hereto, to determine, consistent with the provisions of this Plan, which of the Employees will be granted Options to purchase any shares of Stock which may be issued and sold hereunder as provided in Section 4.1 hereof to the extent such shares are not covered by the Options to be granted to the Employees specified on Exhibit A attached hereto, the times at which Options shall be granted, and the number of shares of Stock covered by each Option; (b) to determine whether the Options granted pursuant to this Plan shall be Incentive Stock Options or Nonstatutory Stock Options; (c) to construe and interpret the Plan; (d) to determine the terms and provisions of each respective Stock Option Agreement, which need not be identical; and (e) to make all other determinations and take all other actions deemed necessary or advisable for the proper administration of the Plan. All such actions and determinations shall be conclusively binding upon all persons for all purposes. Unless otherwise indicated by the Stock Option Committee, Options granted pursuant to this Plan shall be Incentive Stock Options.

ARTICLE IV

Shares of Stock Subject to Plan

4.1 Limitations. Subject to adjustment pursuant to the provisions of Section 4.3 hereof, the number of shares of Stock which may be issued and sold hereunder pursuant to Stock Option Agreements shall not exceed seventy-six thousand eight hundred (76,800) shares. Of the seventy-six thousand eight hundred (76,800) shares of Stock which may be issued and sold hereunder pursuant to Stock Option Agreements as provided in the foregoing sentence, forty-six thousand two hundred shares (46,200) shares shall be covered by the Options specified on Exhibit A attached hereto, which Options shall be Incentive Stock Options, and shall be granted to the Employees (and, as to each such Employee, shall cover the number of shares of Stock) specified on Exhibit A attached hereto on the Effective Date. Shares issued pursuant to the exercise of Options shall be solely authorized and unissued shares.

4.2 Options Granted Under Plan. Shares of Stock with respect to which an Option granted hereunder shall have been exercised shall not again be available for Option hereunder. If Options granted hereunder shall terminate for any reason without being wholly exercised, then the Stock Option Committee shall have the discretion to grant new Options to Optionees hereunder covering the number of shares to which such terminated Options related.

4.3 Stock Adjustments; Mergers and Combinations. Notwithstanding any other provision in this Plan, if the outstanding shares of Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Bank or of any other corporation by reason of any merger, sale of stock, consolidation, liquidation, recapitalization, reclassification, stock split up, combination of shares, or stock dividend, the total number of shares set forth in Section 4.1 shall be proportionately and appropriately adjusted by the Stock Option Committee. If the Bank continues in existence, the number and kind of shares that are subject to any Option and the Option Price per share shall be proportionately and appropriately adjusted without any change in the aggregate price to be paid therefor upon exercise of the Option. If the Bank will not remain in existence or a majority of its stock will be purchased or acquired by a single purchaser or group of purchasers acting together, then the Stock Option Committee may (i) declare that all Options shall terminate 30 days after the Stock Option Committee gives written notice to all Optionees of their immediate right to exercise all Options then outstanding (without regard to limitations on exercise otherwise contained in the Options), or (ii) notify all Optionees that all Options granted under the Plan shall apply with appropriate adjustments as determined by the Stock Option Committee to the securities of the successor corporation to which holders of the numbers of shares subject to such Options would have been entitled, or (iii) some combination of aspects of (i) and (ii). The determination by the Stock Option Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.

4.4 Acceleration of Option Exercise. Subject to Section 4.3, upon dissolution or liquidation of the Bank, any merger or combination in which the Bank is not a surviving corporation, or sale of substantially all of the assets of the Bank is involved, or upon any Change of Control, the Optionee shall have the right to exercise his Option thereafter in whole or in part notwithstanding the provisions of Section 5.3 hereof, to the extent that it shall not have been exercised.

ARTICLE V

Options

5.1 Option Grant and Agreement. Each Option granted hereunder shall be evidenced by minutes of a meeting of the Stock Option Committee authorizing the same and by a written Stock Option Agreement dated as of the date of grant and executed by the Bank and the Optionee, which Stock Option Agreement shall set forth such terms and conditions as may be determined by the Stock Option Committee to be consistent with the Plan and shall indicate whether the Option that it evidences is intended to be an Incentive Stock Option or a Nonstatutory Stock Option; provided, however, that the Options to be granted to the Employees (and, as to each such Employee, to cover the number of shares of Stock) specified on Exhibit A attached hereto shall not be required to be evidenced by minutes of a meeting of the Stock Option Committee authorizing the same.

5.2 Option Price. Subject to adjustment pursuant to the provisions of Section 4.3 hereof, the Option Price of each share of Stock subject to Option shall be the greater of Ten and 00/100 Dollars ($10.00) or the fair market value of the Stock on the date of grant. The Option

Price of the Options set forth on Exhibit A shall be Ten and 00/100 Dollars ($10.00). If the Stock is publicly held and actively traded in an established market on the date of grant, then the fair market value of the Stock on the date of grant shall be determined by the Board of Directors by any reasonable method using market quotations. If the Stock is not publicly held and actively traded in an established market on the date of grant, then the fair market value of the Stock on the date of grant shall be determined in good faith by the Board of Directors using any reasonable method (and the book value of such shares may be substituted for the fair market value). Notwithstanding the foregoing, at no time shall the exercise price be less than the fair market value of the shares on the date the Option is granted or the par value thereof as determined by the Board of Directors.

5.3 Option Exercise. Options may be exercised in whole or in part from time to time with respect to whole shares only, within the period permitted for the exercise thereof. Each Option shall become exercisable in the following manner:

(a)	During the first three years after the date of grant of such Option, no portion of the Option shall be exercisable;

(b)	During the fourth year after the date of grant of such Option, such Option shall be exercisable only to the extent of forty percent (40%) of the shares covered by such Option;

(c)	During the fifth year after the date of grant of such Option, such Option shall be exercisable only to the extent of sixty percent (60%) of the shares covered by such Option;

(d)	During the sixth year after the date of grant of such Option, such Option shall be exercisable only to the extent of ninety percent (90%) of the shares covered by such Option;

(d)	During the seventh year after the date of grant of such Option, such Option shall be exercisable only to the extent of ninety-five percent (95%) of the shares covered by such Option; and

(e)	During the eighth and each succeeding year after the date of grant of such Option, such Option shall be exercisable as to all shares covered by such Option.

Notwithstanding any other provision in this Plan, no option granted under the Plan may be exercised more than ten (10) years after the date on which it is granted. Options shall be exercised by: (i) written notice of intent to exercise the Option with respect to a specific number of shares of Stock which is delivered by hand delivery or registered or certified mail, return receipt requested, to the Bank at its principal office; and (ii) payment in full (by a check or money order payable to “Cypress Bank”) to the Bank at such office of the amount of the Option Price for the number of shares of Stock with respect to which the Option is then being exercised. In addition to and at the time of payment of the Option Price, the Optionee shall pay to the Bank in cash the full amount of all federal, state, and local withholding or other employment taxes, if any, applicable to the taxable income of the Optionee resulting from such exercise, and any sales, transfer, or similar taxes imposed with respect to the issuance or transfer of shares of Stock in connection with such exercise.

5.4 Nontransferability of Option. No Option shall be transferred by an Optionee otherwise than by will or the laws of descent and distribution. During the lifetime of an Optionee, the Option shall be exercisable only by him or by his legal guardian or personal representative.

5.5 Effect of Death, Disability, Retirement, or Other Termination of Service.

(a)	If an Optionee’s Service with the Bank shall be terminated for “cause,” as defined in Section 5.5(b) hereof, then no Options held by such Optionee, which are unexercised in whole or in part, may be exercised on or after the date on which such Optionee is first notified in writing by the Bank of such termination for cause.

(b)	For purposes of this Section 5.5, termination for “cause” shall mean termination for the Optionee’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, violation of any law, rule, or regulation (other than traffic violations or similar offenses), violation of any agreement or order with any bank regulatory agency, or failure by the Optionee to perform his stated duties.

(c)	If an Optionee’s Service with the Bank shall be terminated for any reason other than for cause (as defined in Section 5.5(b) hereof) and other than the retirement at age sixty-five (65) or the disability (as defined in Section 5.5(e) hereof) or death of the Optionee, then the Optionee shall have the right to exercise the Optionee’s Options for ninety (90) days after the date of such termination, but only to the extent that such Options were exercisable at the date of such termination.

(d)	If an Optionee’s Service with the Bank shall be terminated by reason of retirement at age sixty-five (65) or the death or disability (as defined in Section 5.5(e) hereof) of the Optionee, then the Optionee or personal representative or administrator of the estate of the Optionee or the person or persons to whom an Option granted hereunder shall have been validly transferred by the personal representative or administrator pursuant to the Optionee’s will or the laws of descent and distribution, as the case may be, shall have the right to exercise the Optionee’s Options for one year after the date of such termination, but only to the extent that such Options were exercisable at the date of such termination.

(e)	For purposes of this Section 5.5, the terms “disability” and “disabled” shall have the meaning set forth in the principal disability insurance policy or similar program then maintained by the Bank on behalf of its employees or, if no such policy or program is then in existence, the meaning then used by the United States Government in determining persons eligible to receive disability payments under the social security system of the United States.

(f)	No transfer of an Option by the Optionee by will or by the laws of descent and distribution shall be effective to bind the Bank unless the Bank shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Bank may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of such Option.

5.6 Rights as Shareholder. An Optionee or a transferee of an Option shall have no rights as a shareholder with respect to any shares of Stock subject to such Option prior to the purchase of such shares by exercise of such Option as provided herein.

5.7 Investment Intent. Upon or prior to the exercise of all or any portion of an Option, the Optionee shall furnish to the Bank in writing such information or assurances as, in the Bank’s opinion, may be necessary to enable it to comply fully with the Securities Act of 1933, as amended, and the rules and regulations thereunder and any other applicable statutes, rules, and regulations. Without limiting the foregoing, if a registration statement is not in effect under the Securities Act of 1933, as amended, with respect to the shares of Stock to be issued upon exercise of an Option, the Bank shall have the right to require, as a condition to the exercise of such Option, that the Optionee represent to the Bank in writing that the shares to be received upon exercise of such Option will be acquired by the Optionee for investment and not with a view to distribution and that the Optionee agree, in writing, that such shares will not be disposed of except pursuant to an effective registration statement, unless the Bank shall have received an opinion of counsel reasonably acceptable to it to the effect that such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended. The Bank shall have the right to endorse on certificates representing shares of Stock issued upon exercise of an Option such legends referring to the foregoing representations and restrictions or any other applicable restrictions on resale or disposition as the Bank, in its discretion, shall deem appropriate.

ARTICLE VI

Incentive Stock Options

6.1 Requirements. All Incentive Stock Options granted pursuant to the terms of this Plan shall be subject to the additional limitations and restrictions as set forth in the Code and in this Article VI. Any Option granted pursuant to this Plan which does not fulfill all of the provisions of this Article VI shall not be an Incentive Stock Option and thus shall be a Nonstatutory Stock Option.

6.2 Grant Period. All Incentive Stock Options granted hereunder must be granted within ten (10) years from the earlier of: (a) the date the Plan is adopted by the Board; or (b) the date the Plan is approved by the shareholders of the Bank.

6.3 Eligibility. The Stock Option Committee shall determine which Employees shall receive Incentive Stock Options. No member of the Stock Option Committee is eligible to receive Incentive Stock Options. Incentive Stock Options may not be granted to any Employee who, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Bank unless: (a) such Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the date of its grant; and (b) the Option Price of the shares covered by such Incentive Stock Option is not less than one hundred and ten percent (110%) of the fair market value of such shares on the date that such Incentive Stock Option is granted.

6.4 Special Rule Regarding Exercisability. If, for any reason, any Option granted hereunder which is intended to be an Incentive Stock Option shall exceed the limitation on exercisability contained in the Code at any time, such Options shall nevertheless be exercisable, but: (a) any exercise of such Option shall be deemed to be an exercise of an Incentive Stock Option first until the portion of such Option qualifying as an Incentive Stock Option shall have been exercised in full; and (b) the portion of such Option in excess of the foregoing limitation on exercisability shall be deemed to be a Nonstatutory Stock Option.

ARTICLE VII

Nonstatutory Stock Options

The Stock Option Committee may grant Nonstatutory Stock Options under this Plan. Such Nonstatutory Stock Options must fulfill all of the requirements of all provisions of this Plan except for those contained in Article VI hereof. Subject to the approval and acceptance of the Stock Option Committee, any Employee who is granted a Nonstatutory Stock Option pursuant to this Plan shall be entitled to elect to surrender all or any part of such Nonstatutory Stock Option to the Bank and receive, in exchange, an Incentive Stock Option covering the same number of shares as those with respect to which the Nonstatutory Stock Option was surrendered. Any such election shall be valid and effective only upon its approval and acceptance by the Stock Option Committee.

ARTICLE VIII

Stock Certificates

The Bank shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of any Option granted hereunder or of any portion thereof, prior to fulfillment of all of the following conditions:

(a) The admission of such shares to listing on all stock exchanges on which the Stock is then listed, if any;

(b) The completion of any registration or other qualification of such shares under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory agency, which the Bank shall in its sole discretion determine to be necessary or advisable;

(c) The obtaining of any approval or other clearance from any federal or state governmental agency which the Bank shall in its sole discretion determine to be necessary or advisable; and

(d) The lapse of such reasonable period of time following the exercise of the Option as the Bank from time to time may establish for reasons of administrative convenience.

ARTICLE IX

Termination, Amendment, and Modification of Plan

The Board may at any time terminate, and may at any time and from time to time and in any respect amend or modify, the Plan; provided, however, that no such action of the Board without approval of the shareholders of the Bank may increase the total number of shares of Stock subject to the Plan except as contemplated in Section 4.3 hereof or alter the class of persons eligible to receive Options under the Plan, and provided further that no termination, amendment, or modification of the Plan shall without the written consent of the Optionee of such Option adversely affect the rights of the Optionee with respect to an Option or the unexercised portion thereof.

Notwithstanding any other provision of this Plan, the Bank’s primary federal bank regulator shall at any time have the right to direct the Bank to require Optionees to exercise their Options or forfeit their Options if the Bank’s capital falls below the minimum requirements, as determined by such federal bank regulator.

ARTICLE X

Miscellaneous

10.1 Service. Nothing in the Plan or in any Option granted hereunder or in any Stock Option Agreement relating thereto shall confer upon any Employee the right to continue in the Service of the Bank.

10.2 Other Compensation Plans. The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Bank, nor shall the Plan preclude the Bank from establishing any other forms of incentive or other compensation for directors, officers, or employees of the Bank.

10.3 Plan Binding on Successors. The Plan shall be binding upon the successors and assigns of the Bank.

10.4 Singular, Plural; Gender. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

10.5 Applicable Law. This Plan shall be governed by and construed in accordance with the laws of the State of Florida.

10.6 Headings, etc., No Part of Plan. Headings of Articles and Sections hereof are inserted for convenience and reference; they constitute no part of the Plan.

10.7 Severability. If any provision or provisions of this Plan shall be held to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the undersigned President and Chief Executive Officer of the Bank has signed this Plan for and on behalf of the Bank.

/s/ Bruce E. Page
Bruce E. Page
President and Chief Executive Officer

Dated: May 18, 1999

EXHIBIT A

TO

CYPRESS BANK

OFFICERS’ AND EMPLOYEES’ STOCK OPTION PLAN

Name of Employee	Number of Shares Covered by Options Granted to the Employee	Option Price
Bruce E. Page	20,600	$10.00
Robert Schackley	5,000	$10.00
James E. Weite	20,600	$10.00

Total	46,200

ASSUMPTION OF OFFICERS’ AND EMPLOYEES’ STOCK OPTION PLAN

THIS ASSUMPTION OF STOCK OPTION PLAN (the “Assumption”) is made as of the 1st day of June, 2003.

WITNESSETH THAT:

WHEREAS, Cypress Bank (the “Bank”) and Cypress Bankshares, Inc. (“Bankshares”) entered into an Agreement and Plan of Share Exchange (the “Agreement”) pursuant to which the Bank has been reorganized as a wholly-owned subsidiary of Bankshares through a share exchange transaction (the “Share Exchange”); and

WHEREAS, the Bank has in effect an Officers’ and Employees’ Stock Option Plan, as amended (the “Plan”); and

WHEREAS, Bankshares and the Bank desire to set forth in this Assumption the assumption by Bankshares of the Plan and the options issued thereunder (“Options”).

NOW, THEREFORE, the parties agree as follows:

1. Adoption of Recitals. The parties confirm that the foregoing recitals are true and accurate as of the date hereof and are reflective of the intent of the parties.

2. Assumption of Plan and Options. Effective June 1, 2003, Bankshares shall assume the Plan and the Options, and the obligations of the Bank in connection with the Plan and said Options, as if an original party thereto.

3. Additional Instruments. Bankshares and the Bank agree to provide from time to time any additional documents, agreements, instruments or writings that may be deemed necessary or appropriate by either party to evidence the assumption by Bankshares of the Plan and the Options.

IN WITNESS WHEREOF, Bankshares and the Bank have caused this Assumption to be duly executed all as of the date first above written.

CYPRESS BANKSHARES, INC.		CYPRESS BANK

By:	/s/ Bruce E. Page	By:	/s/ Bruce E. Page
	Bruce E. Page		Bruce E. Page
	Chief Executive Officer		Chief Executive Officer

By:	/s/ James E. Weite, Jr.	By:	/s/ James E. Weite, Jr.
	James E. Weite, Jr.		James E. Weite, Jr.
	President		President